As filed with the Securities and Exchange Commission on August 12, 1996
                                         --Registration No. 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 -----------------------------------------------
                 (Exact name of issuer specified in its charter)

              New Jersey                                 94-2880078
        (State of incorporation)            (I.R.S. Employer Identification No.)

                              --------------------

                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                    (Address of Principal Executive Offices)


                 IMATRON INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                 ----------------------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (415) 583-9964
           (Name and Address and Telephone Number of Agent of Service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 26th Floor
                         San Francisco, California 94111

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed       Proposed
Title of          Additional      Maximum        Maximum
Securities to     Amount to       Offering       Aggregate      Amount of
Be                Be              Price Per      Offering       Registration
Registered        Registered      Share(1)       Price (1)      Fee
- -------------     ----------      ----------     ----------     ------------

Common            800,000(2)       $4.19         $3,352,000      $1,156
Stock No
Par Value
================================================================================

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on August 5, 1996, as reported on the NASDAQ National Market System.

(2) These securities are of the same class and in addition to 1,000,000 shares of Common Stock initially available to be granted under the 1994 Employee Stock Purchase Plan and previously registered pursuant to Registration Statement No. 33-71786. The total number of shares of Common Stock now issuable under the Amended 1994 Employee Stock Purchase Plan is 1,800,000 shares.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1994 Employee Stock Purchase Plan.

                             ADDITIONAL INFORMATION

         Imatron Inc. ("Imatron" or the "Company") is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1102, 26 Federal Plaza, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                    THE PLAN

General

         The Board of Directors adopted the 1994 Employee Stock Purchase Plan on October 29, 1993 and the Shareholders approved the Plan at the 1994 Annual Meeting. The Plan became effective January 1, 1994. The Plan was amended by the board on May 28, 1996 to increase the number of shares available for issuance under the Plan from 1,000,000 to 1,800,000. The amendment was approved by the Shareholders on June 28, 1996. The 1994 Plan provides for the sale of shares of the Company's Common Stock using funds deducted from employees' earnings. The Plan is intended to qualify as a "Stock Purchase Plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified as a pension or profit-sharing plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The purposes of the 1994 Plan are to induce persons of outstanding ability and potential to join and remain with the Company, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company by enabling such persons to acquire proprietary interests in the Company, and to attract and retain key personnel by providing employees the opportunity to purchase shares of the Company's Common Stock.

         The  contents  of   Registration   Statement  No.  33-71786  are  fully
incorporated herein by reference, except as specifically provided herein.

Shares Subject To The Plan

         Subject to the provisions of the Plan relating to adjustments upon changes in stock, the number of shares of stock that may be sold pursuant to the Plan cannot exceed an aggregate of 1,800,000 shares of the Company's Common Stock. The Company shall, at all times while the Plan is in force, reserve such number of common shares as will be sufficient to satisfy the requirements of the number of shares available for issuance under the Plan. Such shares may be authorized but unissued shares of stock of the Company or shares purchased in the open market expressly for sale to employees under the Plan. All proceeds of shares originally issued by the Company shall be retained by the Company.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 12, 1996.

                                  IMATRON INC.


                                  By:     /s/ S. Lewis Meyer
                                     --------------------------------------
                                            S. Lewis Meyer
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                     Title                               Date
    ---------                     -----                               ----

/s/ S. Lewis Meyer       President, Chief Executive Officer      August 12, 1996
- ------------------       and Director
S. Lewis Meyer


                         Chairman of the Board                   August __, 1996
- -------------------
Douglas P. Boyd


/s/ Gary H. Brooks       Vice President Finance, Chief           August 12, 1996
- ------------------       Financial Officer,
Gary H. Brooks           and Chief Accounting Officer



/s/ John L. Couch        Director                                August 12, 1996
- ------------------
John L. Couch


/s/ Terry Ross           Director                                August 12, 1996
- ---------------
Terry Ross


                         Director                                August __, 1996
- ------------
Aldo Test


                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                        1,800,000 Shares of Common Stock

Sequential
Exhibit No.                Description                                                            Page No.
- -----------                -----------                                                            --------

4.1                        Imatron Inc. 1994 Employee Stock Purchase Plan, as amended             6

5.1                        Opinion of Counsel as to legality of securities being registered.      19

24.1                       Consent of independent auditors.                                       22

24.2                       Consent of counsel.

                           Reference is made to Exhibit 5.1.

25.1                       Power of Attorney (contained in signature pages)


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